EXHIBIT 24.1

UNI-PIXEL, INC.

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Reed J. Killion, Robert J. Petcavich and Jeffrey W. Tomz, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to the Registration Statement on Form S-3 (Reg. No. 333-181656), and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as that person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand as of the dates indicated below.

/s/ Reed J. Killion	Date: March 22, 2013
Reed J. Killion

/s/ Jeffrey W. Tomz	Date: March 22, 2013
Jeffrey W. Tomz

/s/ Bernard T. Marren	Date: March 22, 2013
Bernard T. Marren

/s/ Carl J. Yankowski	Date: March 22, 2013
Carl J. Yankowski

/s/ Bruce I. Berkoff	Date: March 22, 2013
Bruce I. Berkoff

/s/ Ross A. Young	Date: March 22, 2013
Ross A. Young

/s/ William Wayne Patterson	Date: March 22, 2013
William Wayne Patterson

/s/ Anthony J. LeVecchio	Date: March 22, 2013
Anthony J. LeVecchio